Oct. 18, 2007

For media inquiries:	For financial inquiries:
Katherine Taylor	Don Wilson
Investor Relations Manager	Chief Financial Officer
815-961-7164	815-961-2721

AMCORE Financial, Inc. Reports 3rd Quarter Earnings

(Numbers in Thousands, Except Per Share Data, Income from Continuing Operations)

	3rd quarter 2007	3rd quarter 2006	2nd quarter 2007
Net Revenues	$54,396	$62,310	$60,166
Net Income	$ 1,889	$12,505	$10,603
Diluted Shares	22,666	24,498	23,098
Diluted EPS	$0.08	$0.51	$0.46

ROCKFORD, Ill., Oct. 18 /PRNewswire-FirstCall/ -- AMCORE Financial, Inc. (Nasdaq: AMFI) announced today that it would increase its third quarter 2007 provision for loan losses by $11.1 million over the previous quarter’s $4.2 million. In addition, the Company is taking a $5.6 million impairment loss on the pending sale of $205 million in longer-term mortgage-backed bonds from its investment portfolio. "Both actions are expected to strengthen the Company by recognizing current market realities," said Kenneth E. Edge, Chairman and CEO of AMCORE.

Diluted earnings per share from continuing operations were $0.08 for third quarter 2007, which was a decrease from $0.51 in third quarter 2006, and $0.46 in the previous quarter. Net income from continuing operations in the third quarter of 2007 was $1.9 million, a decrease from $12.5 million in the prior-year period and $10.6 million in the previous quarter.

“This increase in our reserves recognizes the general softening of the economy and real estate conditions across our markets,” said Edge. “The sale of the bonds relates to a balance sheet restructuring that reduces longer-term interest rate and liquidity risk in our investment portfolio. By addressing this issue at this time, we are expecting to improve our ability to weather changes in interest rates. It is important to note that AMCORE remains well-capitalized and that neither action is related to any subprime loans or investments.”

Highlights

•	Provision for loan losses was $15.3 million, a $12.4 million increase from $2.9 million in third quarter 2006 and an $11.1 million increase from $4.2 million in second quarter 2007.

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Net charge-offs were $4.5 million, or 0.45 percent of average loans on an annualized basis, compared to $2.8 million and 0.28 percent in third quarter 2006 and $4.8 million or 0.48 percent in second quarter 2007, respectively.

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Non-performing loans were $41.2 million, an increase of $11.1 million from September 30, 2006 and $3.5 million from June 30, 2007. Non-performing loans include $27.6 million of non-accrual loans and $13.6 million of loans 90 days past due and still accruing.

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Net interest income was $40.4 million or 3.35 percent of average earning assets in third quarter 2007 compared to $41.2 million or 3.33 percent in third quarter 2006, and $40.7 million or 3.39 percent in second quarter 2007.

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Average loan balances grew two percent, or $91 million, compared to third quarter 2006, while average investment securities declined 22 percent or $246 million. Bank issued deposits were essentially flat at $3.4 billion compared to the third quarter 2006.

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Non-interest income decreased 34 percent, or $7.1 million, compared to third quarter 2006 and decreased 28 percent, or $5.4 million, compared to second quarter 2007. Third quarter 2007 included a $5.6 million impairment loss on investment securities and lower CRA-related fund investment earnings compared to third quarter 2006.

•	Total operating expenses decreased eight percent, or $3.4 million, compared to third quarter 2006, and decreased four percent, or $1.5 million, compared to second quarter 2007.

Revenues

Net revenues decreased 13 percent, or $7.9 million, to $54.4 million in third quarter 2007 from $62.3 million during the same quarter a year ago, and 10 percent, or $5.8 million, from $60.2 million in the previous quarter.

Net interest income decreased two percent, or $779,000, to $40.4 million in third quarter 2007 from $41.2 million during the same quarter a year ago, and decreased one percent, or $347,000, from $40.7 million in the previous quarter. The net interest margin increased two basis points to 3.35 percent in third quarter 2007 from 3.33 percent in third quarter 2006, and decreased four basis points compared to second quarter 2007.

Average loan balances grew two percent, or $91 million, compared to third quarter 2006 and were essentially flat compared to the previous quarter. Ending loan balances for third quarter 2007 were $51 million lower than average balances as run-off exceeded new loan growth. Loan yields rose nine basis points to 7.77 percent compared to the same period a year ago and were flat compared to the previous quarter.

Average bank issued deposits totaled $3.4 billion, which were essentially flat compared to a year ago and to the previous quarter. Ending bank issued deposit balances for third quarter 2007 were $57 million higher than average balances indicating stronger activity at the end of the quarter. The total cost of bank issued deposits increased 34 basis points from third quarter 2006, and seven basis points from second quarter 2007.

Total non-interest income decreased 34 percent, or $7.1 million, compared to third quarter 2006 and decreased 28 percent, or $5.4 million, compared to second quarter 2007. Third quarter 2007 included a $5.6 million impairment loss on investment securities and lower CRA-related fund investment earnings compared to both third quarter 2006 and second quarter 2007.

Investment management and trust revenues increased $337,000, or eight percent, from third quarter 2006 and increased $848,000, or 23 percent, from second quarter 2007. Deposit-related fees and bankcard fees increased $921,000 and $305,000 or 13 percent and 18 percent respectively, when compared to third quarter 2006. When compared to the previous quarter, deposit related fees increased $416,000, or six percent, and bankcard fees increased $48,000, or two percent.

Income from company-owned life insurance decreased $1.1 million or 39 percent, when compared to third quarter 2006, and increased $500,000, or 40 percent, when compared to second quarter 2007. Third quarter 2006 included a $1.3 million net insurance claim.

Net mortgage revenues decreased 58 percent, or $445,000, in third quarter 2007 compared to the same period a year ago, and decreased 47 percent, or $279,000, from second quarter 2007. The decline for both periods was primarily due to a decline in servicing revenues due to the sale of the Originated Mortgage Servicing Rights portfolio.

Other non-interest income decreased $1.8 million from third quarter 2006 and decreased $1.3 million from second quarter 2007. The decline from third quarter 2006 was largely due to lower earnings from CRA-related fund investments, while the decline from second quarter 2007 was primarily due to derivative mark-to-market losses in the current quarter compared to income in the previous quarter.

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Operating Expenses

Total operating expenses decreased eight percent, or $3.4 million, compared to third quarter 2006, and decreased four percent, or $1.5 million, compared to second quarter 2007. Third quarter 2006 included $2.1 million of expense related to the extinguishment of Federal Home Loan Bank advances.

Professional fees decreased $240,000, or nine percent, compared to the same quarter a year ago, and increased 31 percent, or $599, 000, from second quarter 2007. The increase from the previous quarter was due to consultant fees to improve the Company’s compliance program.

The efficiency ratio was 71.81 percent compared to 68.16 percent for the same period in 2006 and 67.39 percent in the prior quarter.

Income Taxes

Income taxes, as a percentage of pre-tax income from continuing operations, were 23.5 percent for year-to-date period ending September 30, 2007, compared to 28.3 percent in the same period a year ago. The decline is due to a lower proportion of taxable versus tax-exempt income in the 2007 year-to-date period compared to the same period in 2006.

Other Key Performance Ratios

Other key ratios include return on average assets of 0.14 percent in third quarter 2007 compared to 0.92 percent during the prior-year period and 0.81 percent in the previous quarter. Return on average equity was 1.97 percent in third quarter 2007 compared to 12.38 percent in third quarter 2006 and 10.99 percent in second quarter 2007.

Asset Quality & Loan Loss

The percentage of total non-performing assets to total assets was 0.89 percent at September 30, 2007, up from 0.59 percent at September 30, 2006 and 0.78 percent at June 30, 2007. Net charge-offs were $4.5 million, an increase of $1.7 million from third quarter 2006 and a decrease of $326,000 from second quarter 2007. Net charge-offs were 45 basis points of average loans on an annualized basis during third quarter 2007, compared to 28 basis points for third quarter 2006 and 48 basis points for second quarter 2007.

Provision for loan losses of $15.3 million in third quarter 2007 increased $12.4 million from the $2.9 million in third quarter 2006 and increased $11.1 million from $4.2 million in second quarter 2007.

Buy-back Update

During third quarter 2007, 465,000 shares were repurchased at an average price of $25.35 in connection with the Company’s stock buy-back program. AMCORE had 22,480,000 ending shares outstanding at September 30, 2007 compared to 24,277,000 ending shares at September 30, 2006 and 22,922,000 ending shares outstanding at June 30, 2007.

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AMCORE Financial, Inc. is headquartered in Northern Illinois and has banking assets of $5.3 billion with 78 locations in Illinois and Wisconsin. AMCORE provides a full range of consumer and commercial banking services, a variety of mortgage lending products and wealth management services including trust, brokerage, private banking, financial planning, investment management, insurance and comprehensive retirement plan services.

This news release contains, and our periodic filings with the Securities and Exchange Commission and written or oral statements made by the Company’s officers and directors to the press, potential investors, securities analysts and others will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934, and the Company intends that such forward-looking statements be subject to the safe harbors created thereby with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of AMCORE. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. These statements are based upon beliefs and assumptions of AMCORE’s management and on information currently available to such management. The use of the words “believe”, “expect”, “anticipate”, “plan”, “estimate”, “should”, “may”, “will” or similar expressions identify forward-looking statements. Forward-looking statements speak only as of the date they are made, and AMCORE undertakes no obligation to update publicly any forward-looking statements in light of new information or future events.

Contemplated, projected, forecasted or estimated results in such forward-looking statements involve certain inherent risks and uncertainties. A number of factors - many of which are beyond the ability of the Company to control or predict - could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following possibilities: (I) heightened competition, including specifically the intensification of price competition, the entry of new competitors and the formation of new products by new or existing competitors; (II) adverse state, local and federal legislation and regulation or adverse findings or rulings made by local, state or federal regulators or agencies regarding AMCORE and its operations ; (III) failure to obtain new customers and retain existing customers; (IV) inability to carry out marketing and/or expansion plans; (V) ability to attract and retain key executives or personnel; (VI) changes in interest rates including the effect of prepayment; (VII) general economic and business conditions which are less favorable than expected; (VIII) equity and fixed income market fluctuations; (IX) unanticipated changes in industry trends; (X) unanticipated changes in credit quality and risk factors; (XI) success in gaining regulatory approvals when required; (XII) changes in Federal Reserve Board monetary policies; (XIII) unexpected outcomes on existing or new litigation in which AMCORE, its subsidiaries, officers, directors or employees are named defendants; (XIV) technological changes; (XV) changes in U.S. generally accepted accounting principles; (XVI) changes in assumptions or conditions affecting the application of “critical accounting estimates”; (XVII) inability of third-party vendors to perform critical services for the Company or its customers; (XVIII) disruption of operations caused by the conversion and installation of data processing systems, and (XIX) zoning restrictions or other limitations at the local level, which could prevent limited branch offices from transitioning to full-service facilities.

AMCORE common stock is listed on The NASDAQ Stock Market under the symbol “AMFI.” Further information about AMCORE Financial, Inc. can be found at the Company’s website at http://www.AMCORE.com.

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AMCORE Financial, Inc.
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)

($ in 000's except per share data)	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	3Q/2Q	3Q 07/06
SHARE DATA	2007	2007	2007	2006	2006	Inc(Dec)	Inc(Dec)
Diluted earnings per share:
Income from continuing operations	$0.08	$0.46	$0.35	$0.53	$0.51	(83%)	(84%)
Net income	$0.08	$0.46	$0.35	$0.54	$0.51	(83%)	(84%)
Cash dividends	$0.185	$0.185	$0.185	$0.185	$0.185	0%	0%
Book value	$16.76	$16.58	$16.89	$16.81	$16.73	1%	0%
Average diluted shares outstanding	22,666	23,098	23,804	24,052	24,498	(2%)	(7%)
Ending shares outstanding	22,480	22,922	23,507	23,792	24,277	(2%)	(7%)

INCOME STATEMENT

Total Interest Income	$87,592	$86,817	$85,742	$88,090	$87,525	1%	0%
Total Interest Expense	47,221	46,099	45,346	47,032	46,375	2%	2%
Net interest income	40,371	40,718	40,396	41,058	41,150	(1%)	(2%)

Provision for loan losses	15,281	4,227	3,179	3,007	2,863	262%	434%

Non-interest income:
Investment management & trust	4,519	3,671	4,080	4,383	4,182	23%	8%
Service charges on deposits	7,852	7,436	6,329	6,536	6,931	6%	13%
Net mortgage revenues	317	596	926	862	762	(47%)	(58%)
Company owned life insurance	1,747	1,247	954	2,943	2,870	40%	(39%)
Brokerage commission	1,107	1,191	863	821	700	(7%)	58%
Bankcard fee income	1,995	1,947	1,860	1,663	1,690	2%	18%
Gain on sale of loans	-	1	241	150	116	(100%)	(100%)
Net security (losses) gains	(5,574)	-	-	42	-	0%	0%
Other	2,062	3,359	4,127	3,864	3,909	(39%)	(47%)
Total non-interest income	14,025	19,448	19,380	21,264	21,160	(28%)	(34%)

Operating expenses:
Personnel costs	22,188	23,998	26,460	25,245	23,274	(8%)	(5%)
Net occupancy & equipment	6,167	5,852	6,316	5,581	5,533	5%	11%
Data processing	843	955	687	779	674	(12%)	25%
Professional fees	2,503	1,904	1,929	2,214	2,743	31%	(9%)
Communication	1,385	1,270	1,323	1,231	1,379	9%	0%
Advertising & business development	794	835	1,137	2,059	1,789	(5%)	(56%)
Other	5,180	5,734	7,130	5,140	7,076	(10%)	(27%)
Total operating expenses	39,060	40,548	44,982	42,249	42,468	(4%)	(8%)

Income from continuing operations before income taxes	55	15,391	11,615	17,066	16,979	(100%)	(100%)
Income tax (benefit) expense	(1,834)	4,788	3,396	4,437	4,474	(138%)	(141%)
Income from continuing operations	1,889	10,603	8,219	12,629	12,505	(82%)	(85%)
Discontinued operations:
Income tax benefit	-	-	-	(328)	-	N/M	N/M
Income from discontinued operations	-	-	-	328	-	N/M	N/M
Net Income	$1,889	$10,603	$8,219	$12,957	$12,505	(82%)	(85%)

	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	Basis Point	Basis Point
KEY RATIOS AND DATA	2007	2007	2007	2006	2006	Change	Change

Net interest margin (FTE)	3.35%	3.39%	3.38%	3.34%	3.33%	(4)	2

Return on average assets (1)	0.14%	0.81%	0.63%	0.93%	0.92%	(67)	(78)
Return on average equity (1)	1.97%	10.99%	8.34%	12.51%	12.38%	(902)	(1041)
Efficiency ratio (1)	71.81%	67.39%	75.25%	67.79%	68.16%	442	365
Equity/assets (end of period)	7.16%	7.17%	7.54%	7.56%	7.46%	(1)	(30)

Allowance to loans (end of period)	1.31%	1.01%	1.04%	1.04%	1.03%	30	28
Allowance to non-accrual loans	186.57%	132.69%	136.59%	136.16%	140.36%	54	46
Allowance to non-performing loans	125.08%	107.97%	111.55%	126.42%	134.93%	17	(10)
Non-accrual loans to loans	0.70%	0.76%	0.76%	0.76%	0.73%	(6)	(3)
Non-performing assets to total assets	0.89%	0.78%	0.73%	0.64%	0.59%	11	30

(in millions)
Total assets under administration	$2,789	$2,817	$2,711	$2,671	$2,627	(1%)	6%
Mortgage loans closed	$64	$87	$75	$84	$111	(26%)	(42%)
Mortgage servicing rights, net	$0.1	$1.2	$0.7	$14.3	$14.2	(92%)	(99%)
Percentage of mortgage loans serviced	0.96%	1.07%	1.07%	0.97%	0.98%	(11)	(2)

N/M = not meaningful
(1) Ratios from continuing operations

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AMCORE Financial, Inc.
(Unaudited)

($ in 000's)	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.	3Q/2Q	3Q 07/06	Ending
AVERAGE BALANCE SHEET	2007	2007	2007	2006	2006	Inc(Dec)	Inc(Dec)	Balances
Assets:
Investment securities , at cost	$860,426	$868,713	$897,511	$1,037,355	$1,105,999	(1%)	(22%)	$875,660
Short-term investments	4,814	3,584	19,127	7,672	6,005	34%	(20%)	3,368
Loans held for sale	8,514	13,477	12,305	14,983	27,036	(37%)	(69%)	8,753
Loans: Commercial	803,529	809,739	803,570	806,679	820,647	(1%)	(2%)	793,307
Commercial real estate	2,382,397	2,389,201	2,354,882	2,322,050	2,269,703	(0%)	5%	2,358,973
Residential real estate	491,982	495,046	498,427	506,514	495,917	(1%)	(1%)	478,259
Consumer	316,879	312,404	306,268	311,643	317,455	1%	(0%)	313,245
Total loans	$3,994,787	$4,006,390	$3,963,147	$3,946,886	$3,903,722	(0%)	2%	$3,943,784
Total earning assets	$4,868,541	$4,892,164	$4,892,090	$5,006,896	$5,042,762	(0%)	(3%)	$4,831,565

Allowance for loan losses	(42,354)	(43,069)	(41,653)	(41,917)	(41,503)	(2%)	2%	(51,500)
Goodwill	6,148	6,148	6,148	6,148	6,148	0%	0%	6,148
Other non-earning assets	414,042	410,019	399,135	403,640	397,302	1%	4%	473,028
Total assets	$5,246,377	$5,265,262	$5,255,720	$5,374,767	$5,404,709	(0%)	(3%)	$5,259,241
Liabilities and Stockholders' Equity:
Non interest bearing deposits	$499,550	$502,813	$492,766	$504,960	$484,502	(1%)	3%	$547,417
Interest bearing deposits	1,809,846	1,786,600	1,784,489	1,760,241	1,716,174	1%	5%	1,840,754
Time deposits	1,130,992	1,161,978	1,199,365	1,217,385	1,246,157	(3%)	(9%)	1,109,334
Total bank issued deposits	$3,440,388	$3,451,391	$3,476,620	$3,482,586	$3,446,833	(0%)	(0%)	$3,497,505
Wholesale deposits	649,906	648,270	746,629	807,470	790,629	0%	(18%)	633,551
Short-term borrowings	294,584	323,911	157,511	286,422	327,337	(9%)	(10%)	327,822
Long-term borrowings	421,826	389,008	406,936	328,591	372,472	8%	13%	368,641
Total wholesale funding	$1,366,316	$1,361,189	$1,311,076	$1,422,483	$1,490,438	0%	(8%)	$1,330,014
Total interest bearing liabilities	4,307,154	4,309,767	4,294,930	4,400,109	4,452,769	(0%)	(3%)	4,280,102
Other liabilities	59,949	65,784	68,126	69,290	66,608	(9%)	(10%)	55,049
Total liabilities	$4,866,653	$4,878,364	$4,855,822	$4,974,359	$5,003,879	(0%)	(3%)	$4,882,568
Stockholders' equity	391,731	396,666	411,131	412,003	420,177	(1%)	(7%)	380,545
Other comprehensive loss	(12,007)	(9,768)	(11,233)	(11,595)	(19,347)	23%	(38%)	(3,872)
Total stockholders' equity	379,724	386,898	399,898	400,408	400,830	(2%)	(5%)	376,673
Total liabilities & stockholders' equity	$5,246,377	$5,265,262	$5,255,720	$5,374,767	$5,404,709	(0%)	(3%)	$5,259,241

CREDIT QUALITY
Ending allowance for loan losses	$51,500	$40,714	$41,308	$40,913	$40,626	26%	27%
Net charge-offs	4,495	4,821	2,784	2,720	2,797	(7%)	61%
Net charge-offs to avg loans (annualized)	0.45%	0.48%	0.28%	0.27%	0.28%	(6%)	61%
Non-performing assets:
Non-accrual loans	$27,603	$30,683	$30,242	$30,048	$28,945	(10%)	(5%)
Loans 90 days past due & still accruing	13,571	7,024	6,790	2,315	1,164	93%	1066%
Total non-performing loans	41,174	37,707	37,032	32,363	30,109	9%	37%
Foreclosed real estate	5,251	3,553	1,205	1,247	1,540	48%	241%
Other foreclosed assets	236	164	231	317	483	44%	(51%)
Total non-performing assets	$46,661	$41,424	$38,468	$33,927	$32,132	13%	45%

YIELD AND RATE ANALYSIS
Assets:
Investment securities (FTE)	4.56%	4.42%	4.43%	4.54%	4.55%
Short-term investments	6.61%	6.27%	5.64%	5.66%	5.73%
Loans held for sale	6.51%	5.68%	4.86%	5.61%	5.70%
Loans: Commercial	8.24%	8.27%	8.23%	8.08%	8.12%
Commercial real estate	7.75%	7.76%	7.80%	7.83%	7.75%
Residential real estate	7.13%	7.03%	7.05%	7.00%	6.97%
Consumer	7.76%	7.69%	7.53%	7.41%	7.16%
Total loans (FTE)	7.77%	7.77%	7.77%	7.74%	7.68%
Total interest earning assets (FTE)	7.20%	7.17%	7.14%	7.07%	6.98%
Liabilities:
Interest bearing deposits	3.44%	3.30%	3.25%	3.18%	3.05%
Time deposits	4.70%	4.69%	4.65%	4.57%	4.31%
Total bank issued deposits	3.92%	3.85%	3.82%	3.75%	3.58%
Wholesale deposits	5.13%	5.11%	5.16%	5.10%	4.98%
Short-term borrowings	5.08%	5.09%	4.85%	5.10%	4.92%
Long-term borrowings	5.61%	5.62%	5.85%	5.86%	6.04%
Total wholesale funding	5.27%	5.25%	5.34%	5.27%	5.23%
Total interest bearing liabilities	4.35%	4.29%	4.28%	4.24%	4.13%
Net interest spread	2.85%	2.88%	2.86%	2.83%	2.85%
Net interest margin (FTE)	3.35%	3.39%	3.38%	3.34%	3.33%

FTE adjustment (000's)	$657	$619	$608	$974	$1,054

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